TRADEMARK
ASSIGNMENT AGREEMENT

This Trademark Assignment Agreement ("Agreement") is by and between Composite Technology Corporation, a Nevada corporation (“CTC”), and DeWind Turbine Co., a California corporation (“DeWind Turbine”).

WITNESSETH THAT

WHEREAS, CTC owns certain rights in the design mark set forth in Schedule A, attached hereto and incorporated herein by reference (hereinafter the "Mark");

WHEREAS, CTC desires to assign, transfer and set over to DeWind Turbine all of CTC's right, title and interest in and to the Mark in conjunction with its wind turbine business and any and all goodwill associated therewith, and DeWind Turbine desires to acquire all of CTC’s right, title and interest in and to the Mark and any and all goodwill associated therewith; and

WHEREAS, CTC desires to continue to use the Mark for a limited period of time in conjunction with its cable business and products, and further intends to transition to a new logo in a period of time not to exceed nine (9) months.

NOW, THEREFORE, in consideration of the foregoing premises and for valuable consideration, the sufficiency and receipt of which are hereby acknowledged, CTC and DeWind Turbine, intending to be legally bound hereby agree as follows:

1.           CTC hereby conveys, assigns and transfers unto DeWind Turbine all right, title and interest in and to the Mark and any and all derivatives thereof, together with any and all goodwill associated therewith, and the right to sue and recover damages and profits for past, present, and future infringement, if any, related to the Mark, in each case, in conjunction with its wind turbine business. Upon request, CTC agrees to execute any additional documents as may be reasonably required to effect and/or record the assignment set forth herein.

2.           CTC hereby agrees to discontinue use of the Mark in connection with its cable business and products and any and all other uses within a period of nine (9) months from the Effective Date of this Agreement (the "Phase-Out Period"). Upon written notice to DeWind Turbine before the end of the Phase-Out Period, CTC and its affiliates shall have an additional grace period of three (3) months (the “Grace Period”) to complete the transition to a new logo for materials and items in which CTC and its affiliates reasonably require additional time. On or before the end of the Grace Period, CTC and its affiliates shall cease any and all use of the Mark and any and all other trademark and/or service mark designs confusingly similar thereto and shall provide DeWind Turbine with written confirmation of such cessation of use. In no event shall CTC and/or its affiliates have the right to use the Mark, or any version confusingly similar thereto, for any purpose after the end of the Grace Period.  DeWind Turbine agrees not to use the Mark, or any version confusingly similar thereto, in conjunction with cable products anywhere in the world for a period of five (5) years from the Effective Date of this Agreement.

Trademark Assignment Agreement

3.           This Agreement may be executed in multiple counterparts by the different parties hereto, each of which counterpart when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date last set forth below (the “Effective Date”).

COMPOSITE TECHNOLOGY		DEWIND TURBINE CO.
CORPORATION

By:	/s/	By:	/s/
	Name:		Name:
	Title:		Title:

Date:		Date:

Trademark Assignment Agreement

SCHEDULE A

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Trademark Assignment Agreement